Exhibit 99.1

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	WILLIAM J. OWEN
FOR IMMEDIATE RELEASE	Senior Vice President,
Investor Relations
818-676-3936

ZENITH ANNOUNCES FOURTH QUARTER RESULTS

WOODLAND HILLS, CALIFORNIA, January 31, 2008   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .
Zenith National Insurance Corp. (NYSE: ZNT) reported net income for the fourth quarter 2007 of $39.6 million, or $1.06 per share, compared to net income for the fourth quarter 2006 of $74.9 million, or $2.01 per share.  Net income for the year ended December 31, 2007 was $233.9 million, or $6.27 per share, compared to net income for the year ended December 31, 2006 of $258.7 million, or $6.96 per share.

Net income includes realized gains on investments after tax of $2.9 million and $13.2 million ($0.08 per share and $0.35 per share) in the three months and year ended December 31, 2007, respectively, compared to $6.4 million and $8.7 million ($0.17 per share and $0.23 per share) in the corresponding periods of 2006.

There were no catastrophe losses in the fourth quarter 2007 and 2006.  Net income for the year ended December 31, 2007 was reduced by catastrophe losses of $2.0 million after tax ($0.05 per share) compared to $12.9 million after tax ($0.35 per share) for the year ended December 31, 2006.  The catastrophe losses are from our assumed reinsurance business which we exited, and are primarily attributable to loss development on Hurricanes Wilma and Rita, which occurred in 2005.

Underwriting income before tax from the workers’ compensation segment was $36.2 million and $243.8 million in the three months and year ended December 31, 2007, respectively, compared to $82.1 million and $313.6 million in the corresponding periods of 2006.

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, were as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Calendar Year Combined Ratios (1)	79.1%	62.7%	67.0%	66.3%
Prior Accident Year Items:
Favorable loss reserve development	5.9	17.0	15.4	17.3
Decrease (increase) in policyholders’ dividends		(3.2)	2.0	(3.6)
Total Prior Accident Year	5.9	13.8	17.4	13.7
Accident Year Combined Ratios (1)	85.0%	76.5%	84.4%	80.0%

(1)     See Supplemental Financial Information for a description of “Combined Ratio.”

Workers’ compensation net premiums earned decreased 21.2% and 20.8% for the fourth quarter 2007 and year ended December 31, 2007, respectively, compared to the corresponding periods of 2006.  These decreases reflect both the reduction in premium rates due to favorable loss cost trends from the legislative reforms as well as increased competition, primarily in our California business.  Our California workers’ compensation net premiums earned decreased 29.6% and 30.1% for the fourth quarter 2007 and year ended December 31, 2007, respectively, compared to the corresponding periods of 2006.  Insured payroll, our best indicator of exposure, decreased 18.1% in California in 2007, partially offset by an increase of 4% outside California.

Consolidated stockholders’ equity at December 31, 2007 was $1.1 billion, or $28.93 per share, compared to $940.7 million, or $25.41 per share, at December 31, 2006.  Return on average equity for the year ended December 31, 2007 was 22.9% compared to 31.8% in the corresponding period of 2006.

Commenting on the results, Stanley R. Zax, Chairman and President, said:  “Considering the competitive environment and the low level of interest rates, TheZenith achieved excellent results in 2007.  Our net income of $233.9 million was our second most profitable year; only 2006 was higher at $258.7 million.  We also have two consecutive years with historically low calendar year combined ratios, 67.0% in 2007 and 66.3% in 2006, continuing our substantial out-performance of the industry’s combined ratios of 98.5% and 95.0%, respectively.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) payroll levels of our customers; (3) weakening economy; (4) adverse state and federal legislation and regulation; (5) changes in interest rates causing fluctuations of investment income and fair values of investments; (6) changes in the frequency and severity of claims and catastrophes; (7) adequacy of loss reserves; (8) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (9) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; (9) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and (11) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share)	2007	2006	2007	2006

TOTAL REVENUES	$203,756	$258,287	$873,748	$1,063,888

SELECTED INCOME DATA:
Net Investment Income after Tax (1)	17,217	18,548	76,501	70,926
Realized Gains on Investments after Tax (2)	2,920	6,384	13,229	8,695
Income from Investments Segment after Tax	20,137	24,932	89,730	79,621

Net Income (3)	$39,600	$74,900	$233,900	$258,700

NET INCOME PER COMMON SHARE (1) (2) (3):
Basic	$1.07	$2.02	$6.31	$7.00
Diluted	1.06	2.01	6.27	6.96

STOCKHOLDERS’ EQUITY:
Stockholders’ Equity			$1,073,357	$940,720
Stockholders’ Equity per Share			28.93	25.41

Cash dividends declared per common share (4)			2.84	1.26

NUMBER OF COMMON SHARES:
Outstanding			37,107	37,027
Weighted Average for the Period – Basic	37,081	37,006	37,056	36,974
Weighted Average for the Period – Diluted	37,322	37,210	37,284	37,174

(1)	Net investment income after tax for the year ended December 31, 2007 includes a $4.9 million, or $0.13 per share, cash dividend received from a common stock investment.

(2)

Realized gains on investments after tax were $0.08 per share and $0.35 per share in the three months and year ended December 31, 2007, respectively, compared to $0.17 per share and $0.23 per share in the corresponding periods of 2006.

(3)

There were no catastrophe losses in the three months ended December 31, 2007 and 2006. Net income was reduced by catastrophe losses of $2.0 million after tax ($0.05 per share) for the year ended December 31, 2007 compared to $12.9 million after tax ($0.35 per share) for the year ended December 31, 2006. The catastrophe losses are from our assumed reinsurance business which we exited, and are primarily attributable to loss development on Hurricanes Wilma and Rita, which occurred in 2005.

(4)	Includes an extra dividend of $1.00 per common share declared and paid in December 2007.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data

	Year Ended December 31,
(In thousands)	2007	2006

TOTAL REVENUES:
Net Premiums Earned	$738,532	$944,217
Net Investment Income (1)	114,863	106,294
Realized Gains on Investments	20,353	13,377
	$873,748	$1,063,888
RESULTS OF OPERATIONS BY SEGMENT (2):
Income from Investments Segment:
Net Investment Income (1)	$114,863	$106,294
Realized Gains on Investments	20,353	13,377
	135,216	119,671
Workers’ Compensation Segment (3)	243,832	313,576
Reinsurance Segment (3)	(3,661)	(20,508)
Parent Segment (4)	(12,506)	(11,927)

Income before Tax	362,881	400,812
Income Tax Expense	128,981	142,112

NET INCOME	$233,900	$258,700

(1)	Net investment income before tax for the year ended December 31, 2007 includes a $7.3 million cash dividend received from a common stock investment.

(2)	See Supplemental Financial Information for a description of segment results.

(3)	See Property-Casualty Insurance Operations in the following table.

(4)	Includes interest expense before tax of $5.2 million and $5.3 million for the years ended December 31, 2007 and 2006, respectively.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data

	Year Ended December 31,
(Dollars in thousands)	2007		2006

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$404,814	54.6%	$581,426	61.7%
Outside California	335,418	45.3%	358,117	38.0%
Total Workers’ Compensation	740,232	99.9%	939,543	99.7%
Reinsurance (2)	581	0.1%	2,668	0.3%
	740,813	100.0%	942,211	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	391,960	54.7%	556,792	61.6%
Outside California	325,194	45.3%	344,316	38.1%
Total Workers’ Compensation	717,154	100.0%	901,108	99.7%
Reinsurance (2)	336		2,661	0.3%
	717,490	100.0%	903,769	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	407,105	55.1%	582,282	61.7%
Outside California	331,091	44.9%	349,457	37.0%
Total Workers’ Compensation	738,196	100.0%	931,739	98.7%
Reinsurance (2)	336		12,478	1.3%
	738,532	100.0%	944,217	100.0%
Underwriting Income (Loss) before Tax/Combined Ratio of (1):
Workers’ Compensation (3) (4)	243,832	67.0%	313,576	66.3%
Reinsurance (2)	(3,661)	NM	(20,508)	264.4%

COMBINED LOSS AND EXPENSE RATIOS (1):
Workers’ Compensation:
Loss and Loss Adjustment Expenses (3)		33.8%		31.4%
Underwriting and Other Operating Expenses (4)		33.2%		34.9%
Combined Ratio		67.0%		66.3%
Reinsurance (2):
Loss and Loss Adjustment Expenses		NM		245.4%
Underwriting and Other Operating Expenses		NM		19.0%
Combined Ratio		NM		264.4%

(1)	See Supplemental Financial Information for a description of segment results, “Premiums Written”, “Underwriting Income (Loss)” and “Combined Ratio”.

(2)

In September 2005, we exited the assumed reinsurance business and ceased writing and renewing assumed reinsurance contracts, with all contracts fully expired at the end of 2006. The results of the reinsurance segment in 2007 consist primarily of changes to loss reserve estimates for the 2005 hurricanes.

(3)

Includes favorable prior accident year loss reserve development of $113.4 million (15.4% of workers’ compensation net premiums earned) for the year ended December 31, 2007, and $161.3 million (17.3% of workers’ compensation net premiums earned) for the comparable period in 2006.

(4)

Includes a reduction in estimated policyholders’ dividends for prior accident years of $15.1 million (2.0% of workers’ compensation net premiums earned) for the year ended December 31, 2007, compared to an increase of $34.1 million (3.6% of workers’ compensation net premiums earned) for the comparable period in 2006.

NM = Not Meaningful

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data

	Three Months Ended December 31,
(In thousands)	2007	2006

TOTAL REVENUES:
Net Premiums Earned	$173,493	$220,671
Net Investment Income	25,770	27,795
Realized Gains on Investments	4,493	9,821
	$203,756	$258,287
RESULTS OF OPERATIONS BY SEGMENT (1):
Income from Investments Segment:
Net Investment Income	$25,770	$27,795
Net Realized Gains on Investments	4,493	9,821
	30,263	37,616
Workers’ Compensation Segment (2)	36,250	82,117
Reinsurance Segment (2)	(135)	(597)
Parent Segment (3)	(3,869)	(2,859)

Income before Tax	62,509	116,277
Income Tax Expense	22,909	41,377

NET INCOME	$39,600	$74,900

(1)                See Supplemental Financial Information for a description of segment results.

(2)                See Property-Casualty Insurance Operations in the following table.

(3)                Includes interest expense before tax of $1.3 million for each of the three months ended December 31, 2007 and 2006.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data

	Three Months Ended December 31,
(Dollars in thousands)	2007		2006

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$84,846	53.2%	$123,148	59.5%
Outside California	74,317	46.7%	83,636	40.4%
Total Workers’ Compensation	159,163	99.9%	206,784	99.9%
Reinsurance (2)	223	0.1%	271	0.1%
	159,386	100.0%	207,055	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	82,782	53.4%	117,605	59.3%
Outside California	72,165	46.6%	80,642	40.6%
Total Workers’ Compensation	154,947	100.0%	198,247	99.9%
Reinsurance (2)	(11)		239	0.1%
	154,936	100.0%	198,486	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	91,974	53.0%	130,724	59.2%
Outside California	81,530	47.0%	89,371	40.5%
Total Workers’ Compensation	173,504	100.0%	220,095	99.7%
Reinsurance (2)	(11)		576	0.3%
	173,493	100.0%	220,671	100.0%
Underwriting Income (Loss) before Tax/Combined Ratio of (1):
Workers’ Compensation (3) (4)	36,250	79.1%	82,117	62.7%
Reinsurance (2)	(135)	NM	(597)	203.6%

COMBINED LOSS AND EXPENSE RATIOS (1):
Workers’ Compensation:
Loss and Loss Adjustment Expenses (3)		43.2%		28.2%
Underwriting and Other Operating Expenses (4)		35.9%		34.5%
Combined Ratio		79.1%		62.7%
Reinsurance (2):
Loss and Loss Adjustment Expenses		NM		172.9%
Underwriting and Other Operating Expenses		NM		30.7%
Combined Ratio		NM		203.6%

(1)	See Supplemental Financial Information for a description of segment results, “Premiums Written”, “Underwriting Income (Loss)” and “Combined Ratio”.

(2)	In September 2005, we exited the assumed reinsurance business and ceased writing and renewing assumed reinsurance contracts, with all contracts fully expired at the end of 2006.

(3)

Includes favorable prior accident year loss reserve development of $10.3 million (5.9% of workers’ compensation net premiums earned) for the three months ended December 31, 2007, and $37.4 million (17.0% of workers’ compensation net premiums earned) for the comparable period in 2006.

(4)

Includes an increase in estimated policyholders’ dividends for prior accident years of $7.1 million (3.2% of workers’ compensation net premiums earned) for the three months ended December 31, 2006. There were no changes to our estimated policyholders’ dividends for prior accident years during the three months ended December 31, 2007.

NM = Not Meaningful

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data

HOW WE REPORT ON OUR RESULTS

Our business is comprised of the following segments: investments, workers’ compensation, reinsurance, and parent.  In September 2005, we exited the reinsurance business.  Results of the investments segment include investment income and realized gains and losses on investments and we do not allocate investment income to our workers’ compensation and reinsurance segments.  Income (loss) before tax from the workers’ compensation and reinsurance segments is determined by deducting loss and loss adjustment expenses incurred and underwriting and other operating expenses from net premiums earned (this result is also known as underwriting income or loss).  The parent segment loss includes interest expense and the general operating expenses of the holding company, Zenith National Insurance Corp.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with GAAP (defined as accounting principles generally accepted in the United States of America), we also use certain non-GAAP financial measures to analyze and report our financial results.  Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations.  These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Combined Ratio

The combined ratio, expressed as a percentage, is a key measurement of profitability traditionally used in the property-casualty insurance business.  The combined ratio, also referred to as the “calendar year combined ratio,” is the sum of the loss and loss adjustment expense ratio and the underwriting and other operating expense ratio.  The loss and loss adjustment expense ratio is the percentage of net loss and loss adjustment expenses incurred to net premiums earned.  The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.  When the calendar year combined ratio is adjusted to exclude prior period items, such as loss reserve development and policyholders’ dividends, it becomes the “accident year combined ratio,” a non-GAAP financial measure.

Net Cash Flow From the Workers’ Compensation Business

Net cash flow from our workers’ compensation business is a non-GAAP financial measure that represents the net cash flow generated by deducting from workers’ compensation premiums collected during the period the amount of workers’ compensation loss and loss adjustment expenses paid and workers’ compensation underwriting and other operating expenses paid during the applicable period.  We provide this measure to assist in understanding the change in the net cash (used in) provided by operating activities in the periods presented, given that we exited the reinsurance business in 2005.  Net cash flow from the workers’ compensation business does not include the following: premiums collected, losses paid and underwriting and other operating expenses paid in the reinsurance business; investment income received; interest and other expenses paid by our parent company; and income taxes paid, all of which are included in net cash (used in) provided by operating activities, the most comparable GAAP financial measure of net cash flow.  The following table provides a reconciliation of the net cash flow from our workers’ compensation business to the net cash (used in) provided by operating activities:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2007	2006	2007	2006

Net Cash Flow From Workers’ Compensation Business	$(7,947)	$17,262	$81,688	$228,882
Net Cash Used in Reinsurance Business	(6,025)	(15,642)	(38,558)	(73,536)
Investment Income Received	22,852	21,353	91,993	73,818
Interest and Other Expenses Paid by Parent	(160)	(359)	(7,025)	(6,170)
Income Taxes Paid	(23,248)	(27,774)	(138,282)	(124,004)
Net Cash (Used in) Provided by Operating Activities	$(14,528)	$(5,160)	$(10,184)	$98,990

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data

NON-GAAP MEASURES (continued)

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period.  It is indicative of the amount of cash premium before commission expense that we expect to receive from our policies for the applicable period.  Net premiums written represent the amount of premiums we have billed to our policyholders in the applicable period less the cost of any reinsurance ceded.  Net premiums earned, the most comparable GAAP measure, represent the portion of premiums written that is recognized as earned in the financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts.  The following table provides a reconciliation of gross premiums written and net premiums written to net premiums earned:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2007	2006	2007	2006

Workers’ Compensation:
Gross Premiums Written	$159,163	$206,784	$740,232	$939,543
Ceded Premiums	(4,216)	(8,537)	(23,078)	(38,435)

Net Premiums Written	154,947	198,247	717,154	901,108
Change in Unearned Premiums, Net of Reinsurance	18,557	21,848	21,042	30,631

Net Premiums Earned	$173,504	$220,095	$738,196	$931,739

Reinsurance:
Gross Premiums Written	$223	$271	$581	$2,668
Ceded Premiums	(234)	(32)	(245)	(7)

Net Premiums Written	(11)	239	336	2,661
Change in Unearned Premiums, Net of Reinsurance		337		9,817

Net Premiums Earned	$(11)	$576	$336	$12,478

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data

INFLATION IN OUR LOSS RESERVE ESTIMATES AND PAID LOSSES

In our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K, we have been providing information about the rates of cost inflation in our workers’ compensation paid loss data and the rates of inflation in our loss reserve estimates – our most important assumption in estimating our workers’ compensation loss reserves.

Considerable judgment is used in determining our inflation assumptions and each quarter we consider and evaluate the most recent trends, new information and the payment of additional claims, as well as inherent uncertainties.  In 2007, we received the following information:

•                  We paid and closed additional claims and the paid loss trends for years prior to 2006 have not changed significantly from year-end 2006.

•                  The frequency of California permanent disability claims (expensive claims) continues to decline.

•                  For the 2006 accident year, we have settled almost twice as many California permanent disability claims as we had at this same time for the 2005 accident year, which is contributing to the current 24 month paid loss inflation factor of 9%.

•                  The California Workers’ Compensation Insurance Rating Board (“WCIRB”) recently published its current estimate of California workers’ compensation loss experience based on data through September 30, 2007.  The WCIRB continues to confirm the historically low loss ratio estimates for the California workers’ compensation industry for accident years 2006, 2005 and 2004 of 36%, 29% and 32%, respectively, with four consecutive years of combined ratios estimated to be below 100%. The WCIRB’s estimate of the reserve redundancy for all accident years is $6.5 billion.

•                  However, the California State Compensation Fund (“SCIF”) reported a calendar year combined ratio of 118.6% for the nine months ended September 30, 2007, including a significant 16.1 percentage points of unfavorable development on prior accident year loss reserves.  As the largest writer of workers’ compensation in California, SCIF’s result runs contrary to the WCIRB’s analysis of the industry reserve redundancy.

•                  In October 2007, the WCIRB released its fourth annual update on the key cost components impacted by the 2003 and 2004 legislative reforms based on their analysis of the post-reform costs that have emerged through the middle of 2007. The WCIRB currently estimates total savings of approximately 70%, or $14.5 billion, primarily from (1) a reduction in indemnity claim frequency, (2) the January 1, 2005 change in the Permanent Disability Rating Schedule and (3) changes in medical utilization provisions.

At December 31, 2007, the accident year paid loss inflation rates in our paid loss data and the assumptions of accident year paid loss inflation rates (negative inflation or deflation rates are shown in parentheses) in our estimates of ultimate losses were as follows:

(Dollars in Thousands)	Est. Ultimate Losses (A)	Average Paid Loss per Claim Annual Inflation (Deflation) Evaluated After (Number of Months)									Assumed Inflation (Deflation) in Estimated Ultimate Losses
Accident Year		12	24	36	48	60	72	84	96	108	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
1999	$221,287	14%	15%	15%	14%	15%	15%	16%	15%	15%	16%	16%	16%	16%	16%
2000	242,531	2	10	11	13	13	13	12	12		14	14	14	14	14
2001	313,946	18	16	16	15	15	14	15			16	16	16	17	17
2002	326,345	(2)	2	4	4	3	5				6	6	6	7	7
2003	337,952	11	2	(2)	(4)	(3)					2	2	2	3	5
2004	324,110	(7)	(11)	(15)	(15)						(10)	(9)	(7)	(5)	(5)
2005	352,624	(2)	(8)	(6)							(11)	(11)	(11)	(11)	(11)
2006	323,709	7	9								(4)	(4)	(4)	(4)	(4)
2007	282,319	4									(3)	(3)	(3)	(3)

(A)

Estimated ultimate losses for an accident year represent the estimated aggregate amount we expect to pay for all claims that will be reported for that year for losses and allocated loss adjustment expenses. Loss reserves are the liability for the unpaid portion of ultimate losses, computed by subtracting the amount paid from the ultimate loss estimate as of the balance sheet date.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data

When we estimate our loss reserves, we do so in the aggregate for all years, and then allocate them to each accident year. This allows us to look at the year-over-year change in claim severity, or inflation — our most important concept for understanding adequate loss reserve estimates. By allocating loss reserves to individual accident years, we produce an implied rate of inflation for each year.  The allocation of loss reserves between accident years is less certain for more recent accident years, for which there is less paid loss data and greater uncertainty regarding the ultimate cost of claims.  Any changes in our assumptions about inflation rates will cause a change in our loss reserve estimates, although our view of the adequacy of the total loss reserve estimate may be unchanged if the effect of the change in the inflation assumptions has the effect of reallocating the loss reserve estimate among accident years.

During 2007, we reduced our inflation assumption used in estimating ultimate losses by 1, 1, 3 and 5 percentage points for the 2001, 2002, 2003 and 2004 accident years, respectively, because with the passage of time more of our expensive claims have settled and the observed paid loss trends continue to be stable. These reductions to the inflation assumptions for accident years 2001 through 2004 also changed the ultimate loss estimate for each subsequent accident year, resulting in net favorable development of prior accident year workers’ compensation loss reserves of $113.4 million during 2007, representing 9.5% of our estimated workers’ compensation net loss reserves at December 31, 2006, and 15.4% of our workers’ compensation net premiums earned for the year ended December 31, 2007. During the fourth quarter of 2007, we only changed the inflation assumption for the 2004 accident year by 1 percentage point, resulting in favorable development of $10.3 million. This reduced amount of favorable development compared to the amounts recognized during previous quarters was the result of the lack of any significant new data, concerns about the potential effects of the weakening economy on our open claims, and the apparent inconsistency between the WCIRB’s data and the SCIF’s results as discussed above.

Historical trends show that the ultimate number of expensive claims for each accident year is not apparent until 36 months has elapsed because the level of permanent disability is initially estimated early in the claim based upon the available medical information. The final assessment of a claimant’s permanent disability occurs when they have reached a permanent and stationary medical status. The following table shows the trend in the number of California permanent partial disability (“PPD”) claims (expensive claims) at various dates:

	Number of California PPD Claims Reported after Number of Months
Accident Year	12	24	36	48	60	72
2002	3,320	2,820	2,735	2,715	2,683	2,665
2003	4,091	3,117	2,912	2,861	2,844
2004	3,972	2,862	2,668	2,617
2005	3,346	2,641	2,573
2006	2,236	2,295
2007	1,812

The following table shows the California PPD claims from the previous table in relation to insured payroll:

	California PPD Claims per $10 million of Insured Payroll Number of Months
Accident Year	12	24	36	48	60	72
2002	5.08	4.31	4.18	4.15	4.10	4.07
2003	5.39	4.11	3.84	3.77	3.75
2004	4.43	3.19	2.98	2.92
2005	3.16	2.50	2.43
2006	2.25	2.30
2007	2.14

As shown, there is a sharply decreasing trend in the frequency of PPD claims compared to the payroll exposure. Even though payroll exposure grew during the five-year period, the number of PPD claims is down, producing a nearly 50% reduction in PPD claims per $10 million of payroll. A comparison of the statistics from 2002 – 2003 to subsequent years illustrates the benefits of the reforms.

This reduction in expensive claims for the 2005, 2006 and 2007 accident years will ultimately have a deflationary effect on total claim severity. However, the impact on paid loss trends for the most recent accident years is not yet material due to the longer time lag in settling and paying these claims.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data

In addition, these expensive claims often result in some form of a settlement with the injured worker which generally takes place many years after the injury.  At December 31, 2007, we have settled 24% of the 2006 accident year California permanent disability claims.  This compares to 13% for accident year 2005 at December 31, 2006.  While we believe that faster settlement of these claims will favorably impact the ultimate loss costs for the 2006 accident year (current assumptions of -4%), we believe it is temporarily contributing to the 9% paid inflation factor at 24 months.

We have incorporated the trends and information discussed above in establishing the assumptions used in estimating ultimate losses for the 2005, 2006 and 2007 accident years, for which we ultimately expect deflationary trends to continue.

The favorable development of prior accident year loss reserve estimates, as well as fewer expensive claims in the most recent accident years had a favorable impact on our ultimate loss estimate for the 2007 accident year.  Our 2007 accident year loss and loss adjustment expense ratio and combined ratio estimates are 49.2% and 84.4%.

We cannot predict the timing or amount of future reserve changes (which could be increases or decreases) as they will be dependent on new information concerning the continuation of the paid loss trends. With the passage of time, we gain more certainty regarding the paid loss trends and this information will be evaluated at each reporting period.

A complete description of our loss reserve estimates will be included under Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations in our Form 10-K, which will be filed in February 2008.